To the Shareholders
and Board of
Trustees of
Altegris Managed
Futures Strategy
Fund:

In planning and
performing our audit
of the consolidated
financial statements
of Altegris Managed
Futures Strategy
Fund (the "Fund") as
of and for the year
ended June 30,
2015, in accordance
with the standards of
the Public Company
Accounting
Oversight Board
(United States), we
considered the
Fund's internal
control over financial
reporting, including
controls over
safeguarding
securities, as a basis
for designing our
auditing procedures
for the purpose of
expressing our
opinion on the
consolidated
financial statements
and to comply with
the requirements of
Form N-SAR, but not
for the purpose of
expressing an
opinion on the
effectiveness of the
Fund's internal
control over financial
reporting.
Accordingly, we
express no such
opinion.
The management of
the Fund is
responsible for
establishing and
maintaining effective
internal control over
financial reporting. In
fulfilling this
responsibility,
estimates and
judgments by
management are
required to assess
the expected
benefits and related
costs of controls. A
company's internal
control over financial
reporting is a
process designed to
provide reasonable
assurance regarding
the reliability of
financial reporting
and the preparation
of consolidated
financial statements
for external
purposes in
accordance with
generally accepted
accounting
principles. A
company's internal
control over financial
reporting includes
those policies and
procedures that (1)
pertain to the
maintenance of
records that, in
reasonable detail,
accurately and fairly
reflect the
transactions and
dispositions of the
assets of the
company; (2)
provide reasonable
assurance that
transactions are
recorded as
necessary to permit
preparation of
consolidated
financial statements
in accordance with
generally accepted
accounting
principles, and that
receipts and
expenditures of the
company are being
made only in
accordance with
authorizations of
management and
Trustees of the
company; and (3)
provide reasonable
assurance regarding
prevention or timely
detection of
unauthorized
acquisition, use, or
disposition of a
company's assets
that could have a
material effect on the
consolidated
financial statements.
Because of its
inherent limitations,
internal control over
financial reporting
may not prevent or
detect
misstatements. Also,
projections of any
evaluation of
effectiveness to
future periods are
subject to the risk
that controls may
become inadequate
because of changes
in conditions or that
the degree of
compliance with the
policies or
procedures may
deteriorate.
A deficiency in
internal control over
financial reporting
exists when the
design or operation
of a control does not
allow management
or employees, in the
normal course of
performing their
assigned functions,
to prevent or detect
misstatements on a
timely basis. A
material weakness is
a deficiency, or a
combination of
deficiencies, in
internal control over
financial reporting,
such that there is a
reasonable
possibility that a
material
misstatement of the
company's annual or
interim consolidated
financial statements
will not be prevented
or detected on a
timely basis.
Our consideration of
the Fund's internal
control over financial
reporting was for the
limited purpose
described in the first
paragraph and
would not
necessarily disclose
all deficiencies in
internal control that
might be material
weaknesses under
standards
established by the
Public Company
Accounting
Oversight Board
(United States).
However, we noted
no deficiencies in the
Fund's internal
control over financial
reporting and its
operation, including
controls for
safeguarding
securities, that we
consider to be a
material weakness,
as defined above, as
of June 30, 2015.
This report is
intended solely for
the information and
use of management
and the Board of
Trustees of Altegris
Managed Futures
Strategy Fund and
the Securities and
Exchange
Commission and is
not intended to be
and should not be
used by anyone
other than these
specified parties.

DELOITTE &
TOUCHE LLP
Costa Mesa,
California
August 28, 2015